Exhibit 99.1

For more information, contact:

Investor Relations	Media Contact
Stan Kovler	Amy Aylward
919/595-4196	603/952-5138
Investor_relations@extremenetworks.com	pr@extremenetworks.com

Extreme Networks Reports First Quarter Fiscal Year 2027 Financial Results

Revenue climbs 10% on seven straight quarters of double-digit growth

Strong Extreme Platform ONETM Bookings help drive SaaS ARR growth up 22%

Morrisville, NC, October 28, 2026 -- Extreme Networks, Inc. (“Extreme”) (Nasdaq: EXTR) today released financial results for its first quarter ended September 30, 2026.

“Extreme delivered its seventh consecutive quarter of double-digit year-over-year growth in Q1. Demand for Extreme Platform ONE continues to accelerate, with strong quarter-over-quarter subscription gains. Platform ONE bookings are now over 50% of subscription bookings, up 5x from the prior year. Based on the strength of our business and visibility of demand for our solutions, we are confident in calling 10% growth next quarter and for the rest of the year. The combination of our unique enterprise fabric solution, our differentiated Wi-Fi 7 offerings, and the most modern agentic AI management platform is giving us an advantage in the marketplace,” said Ed Meyercord, President and CEO of Extreme.

“The release of our second-generation AI platform, Agent ONE Coworker, marks our shift from conversational to ambient AI. This context-aware, proactive agentic AI management platform is the most advanced in the industry. Within the first month of availability, customer engagement was roughly 10x that of our first-generation conversational AI platform. We are making it easy for our customers to take advantage of new AI capabilities in networking,” Meyercord continued.

Kevin Rhodes, Executive Vice President and Chief Financial Officer, noted, “Our SaaS ARR accelerated to 22% year-over-year growth, based on strong customer adoption of Extreme Platform ONE. Fiscal 2027 got off to a better than seasonal start, and we expect to sustain this level of growth through the year. The supply chain actions we have taken allow us to take more measured, targeted pricing actions than our competitors, while offsetting the incremental supply chain costs the industry is facing. Adjusted EBITDA grew 47% year-over-year fueling 50% non-GAAP EPS growth in Q1. These trends are adding to our confidence in the growth of cash flow and earnings going forward.”

Fiscal First Quarter Results:

•
Revenue $341.1 million, up 10% year-over-year
•
SaaS ARR $264.7 million, up 22% year-over-year
•
GAAP diluted EPS $0.12, up 200% year-over-year
•
Non-GAAP diluted EPS $0.33, up 50% year-over-year
•
GAAP gross margin 62.1%, compared to 60.6% last year
•
Non-GAAP gross margin 62.6%, compared to 61.3% last year
•
GAAP operating profit margin 6.8%, compared to 3.6% last year
•
Non-GAAP operating margin 17.4%, compared to 13.3% last year

•
GAAP net income of $16.0 million, up 185% year-over-year
•
Non-GAAP net income of $44.5 million, up 48% year-over-year
•
Adjusted EBITDA of $65.6 million, up 47% year-over-year
•
Share repurchases of $25.0 million during the quarter equivalent to 844,131 shares at an average price of $29.62 per share

Liquidity:

•
Q1 ending cash balance was $244.5 million, an increase of $32.7 million from the end of Q4 2026 and an increase of $35.5 million from the end of Q1 in the prior year.
•
Q1 net cash was $44.5 million, compared to $46.8 million at the end of Q4 2026 and $7.8 million at the end of Q1 in the prior year.

Recent Key Highlights:

•
In early September, Extreme Networks announced the industry’s first proactive, ambient, context-aware AI agent for networking with the general availability of Extreme Agent ONE Coworker for Extreme Platform ONE. Extreme Agent ONE Coworker’s “Nudge” skill combines real-time network context, historical trend analysis, and agentic reasoning that delivers recommendations directly into the workflow, telling IT teams what they need to know before they ask. Early engagement with Agent ONE Coworker was roughly 10x that of Extreme’s first-generation conversational AI agent, signaling that enterprise organizations are ready for AI that proactively surfaces potential network issues. In the first month of availability, users responded to 98% of critical nudges and Extreme Agent ONE helped customers resolve issues in minutes, compared to the industry average of two days.
•
Last week, Extreme Networks previewed its roadmap for on-prem enterprise AI. Extreme Exchange zones bring enterprise AI on-premises, allowing customers to choose their level of data sovereignty and control. Enterprises can run the same AI applications locally and in the cloud, wherever their data originates and workloads run, with full control over data residency and processing. Exchange zones are planned for general availability in the first half of CY27.
•
Extreme displaced a major competitor at one of the largest U.S. health networks with 21 hospitals and 600 care locations across California. Extreme Switching and Campus Fabric will help the hospital strengthen clinical uptime, reduce security risk and simplify IT operations. Within the first month of deployment, the hospital cut support tickets by more than 90%.
•
Extreme continues to expand its footprint within the NHS in the UK with a new win at the Cambridgeshire & Peterborough NHS Foundation Trust (CPFT). What started as a wireless-only deployment last year has expanded to a significant switching and NAC upgrade, displacing a long-time incumbent competitor. The end-to-end Extreme network will be managed by Extreme Platform ONE, delivering enterprise security and operational resilience across the trust's clinical sites.
•
A large state agency in Nevada deployed Extreme Wi-Fi 7, switching, and Fabric to build a modern, segmented network across multiple locations. With Fabric's flexibility, the agency was able to create discrete network domains by operational function, supporting diverse user groups while maintaining isolation and control. Platform ONE provides centralized management across the entire infrastructure.

•
New Mexico State University is deploying Extreme Wi-Fi 7 and Platform ONE to power advanced research labs, enabling real-time experimental data collection, connected lab instruments, quantum computing, and remote researcher access. Wi-Fi 7 delivers the speed, low latency, and capacity that research-grade equipment requires in high-density environments. Platform ONE provides unified management, visibility, and AI capabilities across all facilities.
•
Phoenix International Raceway became Extreme's 10th NASCAR venue win, displacing major competitors in wireless and switching. The deployment delivers unified wired-wireless infrastructure through Extreme’s Fabric-ready architecture, seamless connectivity for 100,000+ concurrent fans, and a scalable foundation for next-generation applications including 4K streaming and real-time venue analytics. Extreme will help reduce operational overhead and enable faster deployment of innovative new digital services across the venue.
•
regio iT GmbH, the largest municipal IT service provider in North Rhine-Westphalia, Germany, selected Extreme Wi-Fi 7 and Extreme Platform ONE™ to modernize connectivity for its public sector customers across the region. The multi-year agreement covers 1,500 Wi-Fi 7 access points and gives regio iT a single, AI-powered platform for planning, deploying and managing networks across hundreds of sites. With Extreme, the municipalities can deliver faster, more reliable digital citizen services, schools can support high-density digital learning, and energy and waste management providers can keep critical operations connected with less IT overhead.
•
Extreme continues to gain ground in financial services with a win-back at one of Austria’s largest banks. Working with partner A1 Telekom Austria, the bank selected Extreme over a long-time competitor to refresh its wired and wireless networks across more than 70 branches, as part of a cloud-first strategy that is unique among Austrian financial institutions. The bank will run its entire branch network on Extreme Platform ONE, gaining centralized, cloud-based operations at scale.

Fiscal Q1 2027 Financial Results:

(in millions, except percentages and per share information)

	GAAP Results
	Three Months Ended
	September 30, 2026	September 30, 2025	Change
Product	$218.3	$194.0	$24.3
Subscription and support	122.8	116.2	6.6
Total net revenue	$341.1	$310.2	$30.9
Gross margin	62.1%	60.6%	1.5%
Operating margin	6.8%	3.6%	3.1%
Net income	$16.0	$5.6	$10.5
Net income per diluted share	$0.12	$0.04	$0.08

	Non-GAAP Results
	Three Months Ended
	September 30, 2026	September 30, 2025	Change
Product	$218.3	$194.0	$24.3
Subscription and support	122.8	116.2	6.6
Total net revenue	$341.1	$310.2	$30.9
Gross margin	62.6%	61.3%	1.3%
Operating margin	17.4%	13.3%	4.1%
Net income	$44.5	$30.1	$14.4
Net income per diluted share	$0.33	$0.22	$0.11

Extreme uses the non-GAAP free cash flow metric as a measure of operating performance. Free cash flow represents GAAP net cash provided by operating activities, less purchases of property, equipment and capitalized software development costs. Extreme considers free cash flow to be useful information for management and investors regarding the amount of cash generated by the business after the purchases of property, equipment and capitalized software development costs, which can then be used to, among other things, invest in Extreme’s business, make strategic acquisitions, and strengthen the balance sheet. A limitation of the utility of this non-GAAP free cash flow metric as a measure of financial performance is that it does not represent the total increase or decrease in the Company’s cash balance for the period. The following table shows the non-GAAP free cash flow calculation (in millions):

Free Cash Flow	Three Months Ended
	September 30, 2026	September 30, 2025
Cash flow provided by (used in) operations	$45.4	$(14.0)
Less: Capital expenditures for property, equipment and capitalized software development costs	(6.8)	(6.9)
Total free cash flow	$38.6	$(20.9)

SaaS ARR: SaaS ARR is an operating metric used by management to measure the annualized value of customer arrangements for our software solutions, which are delivered via cloud-based subscription (such as Extreme Platform ONE, generally available July 2025, and ExtremeCloud IQ) or term-based software deployed on-premises by the customer. We include term-based license arrangements in SaaS ARR because they provide time-bound access to our software solutions and are operationally and economically similar to our cloud-based subscriptions, even though they are accounted for differently under U.S. GAAP.

SaaS ARR is calculated using the annualized value of quarterly subscription revenue plus the trailing twelve months of the software license portion of term-based license arrangements, which includes revenue recognized during the applicable period with respect to multi-year term-based license arrangements. The Company has not adjusted SaaS ARR to allocate revenue from these multi-year term-based license arrangements over their contractual term because they have historically been immaterial to SaaS ARR and doing so would not be expected to materially affect reported SaaS ARR or related growth rates. For those software solutions that include embedded support as part of a bundled offering, including Extreme Platform ONE and term-based license arrangements, the quarterly revenue recognized in the period with respect to the support portion of the offering is annualized and included in SaaS ARR.

SaaS ARR excludes perpetual licenses, professional services revenue, support revenue associated with hardware or standalone maintenance contracts, and other non-recurring or non-subscription revenue streams. Management evaluates and manages support revenues from maintenance contracts primarily through analysis of the related GAAP revenue trends, renewal activity, and customer support operations, together with broader business performance indicators, rather than through a single standalone metric, in part due to the Company’s go-to-market model in which many customers transact through distributors and resellers, limiting consistent visibility into end-customer usage and renewals.

Management uses SaaS ARR to evaluate the scale and trajectory of the Company’s subscription-based offerings and progress against customer adoption initiatives. We believe this metric is useful to investors for the same reasons, as it provides insight into our ability to acquire new customers and to maintain and expand our existing customer relationships. SaaS ARR should be considered independently of revenue or deferred revenue under U.S. GAAP, does not have a standardized meaning, and is not a substitute for, or a forecast of, revenue.

Gross debt: Gross debt is defined as long-term debt and the current portion of long-term debt as shown on the balance sheet plus unamortized debt issuance costs, as applicable.

Net cash: is defined as cash and cash equivalents minus gross debt, as shown in the table below (in millions):

September 30, 2026
Cash and cash equivalents	Gross debt	Net cash
$244.5	$200.0	$44.5

Business Outlook:

Extreme’s business outlook is based on current expectations. The following statements are forward-looking, and actual results could differ materially based on market conditions and other risks and uncertainties, including the factors described under “Forward-Looking Statements” below.

For its second quarter of fiscal 2027, ending December 31, 2026, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FQ2'27 Guidance – GAAP
Total net revenue	$345.8	$350.8
Gross margin	61.8%	62.3%
Operating margin	9.1%	10.2%
Earnings per share	$0.19	$0.22

FQ2'27 Guidance – Non-GAAP
Total net revenue	$345.8	$350.8
Gross margin	62.2%	62.7%
Operating margin	16.4%	17.4%
Earnings per share	$0.32	$0.34

The following table shows the GAAP to non-GAAP reconciliation for Q2 FY'27 guidance:

	FQ2'27
	Gross Margin	Operating Margin	Earnings per Share
GAAP	61.8% - 62.3%	9.1% - 10.2%	$0.19 - $0.22
Estimated adjustments for:
Share-based compensation	0.3%	6.6% - 6.7%	0.17
Amortization of intangibles	0.1%	0.1%	—
System transition costs	—	0.5%	0.01
Non-GAAP tax adjustment	—	—	(0.06) - (0.05)
Non-GAAP	62.2% - 62.7%	16.4% - 17.4%	$0.32 - $0.34

The total percentage rate changes may not equal the total change in all cases due to rounding.

For the full year fiscal 2027, ending June 30, 2027, the Company is targeting:

(in millions, except percentages and per share information)	Low-End	High-End
FY'27 Guidance – GAAP
Total net revenue	$1,402.3	$1,412.3
Gross margin	61.9%	62.4%
Operating margin	9.2%	9.7%
Earnings per share	$0.77	$0.83

FY'27 Guidance – Non-GAAP
Total net revenue	$1,402.3	$1,412.3
Gross margin	62.3%	62.8%
Operating margin	17.2%	17.6%
Earnings per share	$1.35	$1.39

The following table shows the GAAP to non-GAAP reconciliation for FY'27 guidance:

	FY'27
	Gross Margin	Operating Margin	Earnings per Share
GAAP	61.9% - 62.4%	9.2% - 9.7%	$0.77 - $0.83
Estimated adjustments for:
Share-based compensation	0.3%	6.2% - 6.3%	0.66 - 0.67
Amortization of intangibles	0.1%	0.1%	0.01
Restructuring and related charges	—	0.7%	0.07
Litigation charges	—	0.1%	0.01
System transition costs	—	0.5%	0.05
Other non-recurring costs	—	0.3%	0.03
Debt refinancing charges	—	—	0.02
Non-GAAP tax adjustment	—	—	(0.29) - (0.28)
Non-GAAP	62.3% - 62.8%	17.2% - 17.6%	$1.35 - $1.39

The total percentage rate changes may not equal the total change in all cases due to rounding.

Conference Call:

Extreme will host a conference call at 8:00 a.m. Eastern (5:00 a.m. Pacific) today to review the first quarter results of fiscal 2027 as well as the business outlook for the second quarter of fiscal 2027 and the full year fiscal 2027, ending June 30, 2027, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the internet at http://investor.extremenetworks.com and a replay of the call will be available on the website for at least 7 days following the call. To access the call, please go to this link (Registration Link) and you will be provided with dial-in details. If you would like to participate in the Q&A, please register here: Q&A Registration Link. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time.

About Extreme:

Extreme Networks, Inc. (EXTR) is a leader in AI-powered cloud networking, focused on delivering simple and secure solutions that help businesses address challenges and enable connections among devices, applications, and users. We push the boundaries of technology, leveraging the powers of artificial intelligence, analytics, and automation. Tens of thousands of customers globally trust our AI-driven cloud networking solutions and industry-leading support to enable businesses to drive value, foster innovation, and overcome extreme challenges. For more information, visit Extreme’s website at https://www.extremenetworks.com/ or LinkedIn, YouTube, X (Formerly Twitter), Facebook or Instagram

Extreme Networks, ExtremeCloud, Extreme Platform ONE, and the Extreme Networks logo are trademarks of Extreme Networks, Inc. or its subsidiaries in the United States and/or other countries. Other trademarks shown herein are the property of their respective owners.

Non-GAAP Financial Measures:

Extreme provides all financial information required in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company is providing with this press release non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA (calculated as GAAP net income excluding interest, income taxes, depreciation and amortization as well as costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance as noted below), net cash and free cash flow. In preparing non-GAAP information, the Company has excluded, where applicable, the impact of share-based compensation, amortization of intangibles, restructuring and related charges (benefit), system transition costs, litigation charges, other non-recurring costs, debt refinancing charges and the tax effect of non-GAAP adjustments. The Company believes that excluding these items provides both management and investors with additional insight into its current operations, the trends affecting the Company, the Company’s marketplace performance, and the Company’s ability to generate cash from operations. Please note the Company’s non-GAAP measures may be different than those used by other companies. The additional non-GAAP financial information the Company presents should be considered in conjunction with, and not as a substitute for, the Company’s GAAP financial information.

The Company has provided a non-GAAP reconciliation of the results for the periods presented in this release, which are adjusted to exclude certain items as indicated. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures for comparable financial information and understanding of the Company’s ongoing performance as a business. Extreme uses both GAAP and non-GAAP measures to evaluate and manage its operations.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding our outlook, targets, and guidance; our expectations regarding demand, product adoption, competitive dynamics, revenues, margins, cash flow and other operating or financial results; and our plans, objectives and assumptions. These forward-looking statements speak only as of the date of this release. There are several important factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, risks related to global macroeconomic, industry and business trends; variability in demand, sales cycles and pipeline conversion; the Company’s failure to achieve targeted financial metrics; a highly competitive business environment for network switching equipment and cloud management of network devices; changes in trade policies, tariffs, export controls, and sanctions; supply chain challenges and component shortages; concentration of suppliers and manufacturing partners; the Company’s effectiveness in controlling expenses; the possibility that the Company might experience delays in the development or introduction of new technology and products; customer response to the Company’s new technology and products; risks associated with AI performance, adoption, and evolving regulation; cybersecurity incidents, data breaches, and privacy and data-protection requirements; reliance on channel partners and third-party technology and service providers; risks related to pending or future litigation; and political and geopolitical factors.

For more information about factors that could cause actual results and other future events to differ materially from those suggested or indicated by such forward-looking statements, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other documents of the Company on file with the Securities and Exchange Commission (available at www.sec.gov). As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and the Company’s financial condition and results of operations could be materially adversely affected. Except as required under the U.S. federal securities laws and the rules and regulations of the Securities and Exchange Commission, Extreme disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

###

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

	September 30, 2026	June 30, 2026
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$244,520	$211,758
Accounts receivable, net	167,654	164,593
Inventories	100,028	69,950
Prepaid expenses and other current assets	158,729	103,495
Total current assets	670,931	549,796
Property and equipment, net	61,275	58,095
Operating lease right-of-use assets, net	23,698	25,700
Goodwill	397,417	397,769
Intangible assets, net	2,571	3,066
Other assets	146,179	143,395
Total assets	$1,302,071	$1,177,821
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$112,665	$89,389
Accrued compensation and benefits	49,899	69,827
Accrued warranty	11,485	10,953
Current portion of deferred revenue	338,997	329,713
Current portion of long-term debt	—	19,341
Current portion of operating lease liabilities	9,950	11,341
Other accrued liabilities	135,771	62,109
Total current liabilities	658,767	592,673
Deferred revenue, less current portion	327,257	323,077
Long-term debt, less current portion	200,000	144,382
Operating lease liabilities, less current portion	18,247	19,502
Deferred income taxes	7,585	7,404
Other long-term liabilities	2,234	2,193
Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value, issuable in series, 2,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 750,000 shares authorized; 159,032 and 157,203 shares issued, respectively; 132,201 and 131,216 shares outstanding, respectively	159	157
Additional paid-in capital	1,383,008	1,373,689
Accumulated other comprehensive loss	(16,920)	(16,011)
Accumulated deficit	(891,331)	(907,310)
Treasury stock at cost, 26,831 shares and 25,987 shares, respectively	(386,935)	(361,935)
Total stockholders’ equity	87,981	88,590
Total liabilities and stockholders’ equity	$1,302,071	$1,177,821

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	September 30, 2026	September 30, 2025
Net revenues:
Product	$218,273	$194,041
Subscription and support	122,821	116,204
Total net revenues	341,094	310,245
Cost of revenues:
Product	92,464	86,128
Subscription and support	36,694	36,088
Total cost of revenues	129,158	122,216
Gross profit:
Product	125,809	107,913
Subscription and support	86,127	80,116
Total gross profit	211,936	188,029
Operating expenses:
Research and development	57,820	57,753
Sales and marketing	92,026	88,923
General and administrative	31,501	29,187
Restructuring and related charges	7,366	371
Amortization of intangible assets	136	500
Total operating expenses	188,849	176,734
Operating income	23,087	11,295
Interest income	1,192	1,197
Interest expense	(5,210)	(3,653)
Other expense, net	(622)	(487)
Income before income taxes	18,447	8,352
Provision for income taxes	2,468	2,741
Net income	$15,979	$5,611

Basic and diluted income per share:
Net income per share – basic	$0.12	$0.04
Net income per share – diluted	$0.12	$0.04

Shares used in per share calculation – basic	131,525	132,973
Shares used in per share calculation – diluted	134,683	135,071

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended
	September 30, 2026	September 30, 2025
Cash flows from operating activities:
Net income	$15,979	$5,611
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4,141	3,799
Amortization of intangible assets	484	1,111
Amortization of cloud computing implementation costs	2,620	—
Reduction in carrying amount of right-of-use asset	2,535	2,544
Provision for credit losses	248	218
Share-based compensation	21,458	21,780
Deferred income taxes	187	97
Provision for excess and obsolete inventory	1,372	8
Debt issuance cost write-off	2,109	—
Non-cash interest expense	231	306
Other	1,032	(76)
Changes in operating assets and liabilities:
Accounts receivable, net	(3,309)	(19,311)
Inventories	(30,769)	8,116
Prepaid expenses and other assets	(59,526)	(14,016)
Accounts payable	22,819	13,760
Accrued compensation and benefits	(20,722)	(10,726)
Operating lease liabilities	(3,178)	(2,929)
Deferred revenue	14,653	16,027
Other current and long-term liabilities	73,060	(40,317)
Net cash provided by (used in) operating activities	45,424	(13,998)
Cash flows from investing activities:
Capital expenditures for property, equipment and capitalized software development costs	(6,760)	(6,855)
Net cash used in investing activities	(6,760)	(6,855)
Cash flows from financing activities:
Borrowings under revolving facility	200,000	25,000
Payments on debt obligations	(165,000)	(3,750)
Payments on debt issuance cost	(3,665)	—
Repurchase of common stock	(25,000)	(12,000)
Payments for tax withholdings, net of proceeds from issuance of common stock	(12,137)	(10,966)
Net cash used in financing activities	(5,802)	(1,716)
Foreign currency effect on cash and cash equivalents	(100)	(173)
Net increase (decrease) in cash and cash equivalents	32,762	(22,742)

Cash and cash equivalents at beginning of period	211,758	231,745
Cash and cash equivalents at end of period	$244,520	$209,003

Extreme Networks, Inc.

Non-GAAP Measures of Financial Performance

To supplement the Company’s consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Extreme uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA (calculated as GAAP net income excluding interest, income taxes, depreciation and amortization as well as costs or benefits that are not reflective of the Company’s ongoing or expected future operational performance as noted below), net cash and free cash flow.

Reconciliation to the most directly comparable GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release.

The non-GAAP measures presented in this press release are not measures of financial performance prepared in accordance with GAAP, should not be considered alternatives to measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Extreme’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Extreme’s results of operations in conjunction with the corresponding GAAP measures.

Extreme believes these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors’ and management’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future, including cash flows available to pursue opportunities to enhance stockholder value. In addition, because Extreme has historically reported certain non-GAAP results to investors, the Company believes the inclusion of non-GAAP measures provides consistency in the Company’s financial reporting.

For its internal planning process, and as discussed further below, Extreme’s management uses financial statements that do not include share-based compensation expense, amortization of intangibles, restructuring and related charges, system transition costs, litigation charges, other non-recurring costs, debt refinancing charges, and the tax effect of non-GAAP adjustments. Extreme’s management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the Company’s financial results.

As described above, Extreme excludes the following items from one or more of its non-GAAP measures when applicable.

Share-based compensation. Share-based compensation consists of associated expenses for stock options, restricted stock awards and the Company’s Employee Stock Purchase Plan. Extreme excludes share-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing cash requirement related to its operating results. Extreme expects to incur share-based compensation expenses in future periods.

Amortization of intangibles. Amortization of intangibles includes the monthly amortization expense of intangible assets such as developed technology, customer relationships and trademarks. The amortization of the developed technology is recorded in cost of goods sold, while the amortization for the other intangibles is recorded in operating expenses. Extreme excludes these expenses since they result from an intangible asset and for which the period expense does not impact the operations of the business and are non-cash in nature.

Restructuring and related charges. Restructuring and related charges consist of severance costs for employees, asset disposal costs and other charges related to excess facilities that do not provide economic benefit to our future operations. Extreme excludes restructuring expenses since they result from events that occur outside of the ordinary course of continuing operations.

System transition costs. System transition costs consist of costs related to direct and incremental costs incurred in connection with our multi-phase transition of enterprise-wide business systems (e.g., our customer relationship management solution, our configure, price, quote solution, and our enterprise resource planning and human capital management solutions) that were not capitalizable. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency, making it difficult to contribute to a meaningful evaluation of our operating performance.

Litigation charges. Litigation charges consist of estimated settlement and related legal expenses for non-recurring litigations offset by any proceeds received or expected to be received from insurance.

Debt refinancing charges. Debt refinancing charges consist of the write-off of unamortized debt issuance costs or additional costs that were not capitalizable and were incurred in connection with amendments to, refinancings of, or terminations of the Company’s current and prior credit facilities. Extreme excludes these amounts because they are incurred in connection with discrete financing transactions rather than the ongoing operation of the Company’s business.

Other non-recurring costs. Other non-recurring costs consist of certain external advisory, professional fees and other costs incurred for various non-recurring transactions and activities that occur outside of the normal course of business. Extreme excludes these costs because we believe that these costs do not reflect future operating expenses and will be inconsistent in amount and frequency, making it difficult to contribute to a meaningful evaluation of our operating performance.

Tax effect of non-GAAP adjustments. We calculate our non-GAAP provision for income taxes in accordance with the SEC guidance on non-GAAP Financial Measures Compliance and Disclosure Interpretation. We have assumed our U.S. federal and state net operating losses would have been fully consumed by the historical non-GAAP financial adjustments, eliminating the need for a full valuation allowance against our U.S. deferred tax assets which, consequently, enables our use of research and development tax credits. The non-GAAP tax provision consists of current and deferred income tax expense commensurate with the non-GAAP measure of profitability using our blended U.S. statutory tax rate of 24.6%.

The non-GAAP effective tax rate has typically been and is currently higher than the GAAP effective tax rate given the Company has a valuation allowance against its US deferred tax assets due to historical losses. Once this valuation allowance is released, the non-GAAP and the GAAP effective tax rates will be more closely aligned.

Over the next year, our cash taxes will be driven by US federal and state income taxes and the tax expense of our foreign subsidiaries, which amounts have not historically been significant, with the exception of the Company’s Canadian, German and Indian subsidiaries which perform research and development and sales and marketing activities for the Company, as well as the Company’s Irish trading subsidiaries.

EXTREME NETWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except percentages and per share amounts)

(Unaudited)

Revenues	Three Months Ended
	September 30, 2026	September 30, 2025
Revenues – GAAP	$341,094	$310,245

Non-GAAP Gross Margin	Three Months Ended
	September 30, 2026	September 30, 2025
Gross profit – GAAP	$211,936	$188,029
Gross margin – GAAP percentage	62.1%	60.6%
Adjustments:
Share-based compensation expense, Product	675	752
Share-based compensation expense, Subscription and support	550	727
Amortization of intangibles, Product	334	593
Total adjustments to GAAP gross profit	$1,559	$2,072
Gross profit – non-GAAP	$213,495	$190,101
Gross margin – non-GAAP percentage	62.6%	61.3%

Non-GAAP Operating Margin	Three Months Ended
	September 30, 2026	September 30, 2025
GAAP operating income	$23,087	$11,295
GAAP operating margin	6.8%	3.6%
Adjustments:
Share-based compensation expense, cost of revenues	1,225	1,479
Share-based compensation expense, R&D	3,678	4,447
Share-based compensation expense, S&M	7,842	7,513
Share-based compensation expense, G&A	8,713	8,341
Restructuring and related charges	7,366	371
Litigation charges	963	1,937
System transition costs	2,410	4,925
Amortization of intangibles	470	1,093
Other non-recurring costs	3,691	—
Total adjustments to GAAP operating income	$36,358	$30,106
Non-GAAP operating income	$59,445	$41,401
Non-GAAP operating margin	17.4%	13.3%

Non-GAAP Net Income	Three Months Ended
	September 30, 2026	September 30, 2025
GAAP net income	$15,979	$5,611
Adjustments:
Share-based compensation expense	21,458	21,780
Restructuring and related charges	7,366	371
Litigation charges	963	1,937
System transition costs	2,410	4,925
Amortization of intangibles	470	1,093
Other non-recurring costs	3,691	—
Debt refinancing charges	2,109	—
Tax effect of non-GAAP adjustments	(9,932)	(5,573)
Total non-GAAP adjustments to GAAP net income	$28,535	$24,533
Non-GAAP net income	$44,514	$30,144

Earnings per share
GAAP net income per share – diluted	$0.12	$0.04
Non-GAAP net income per share – diluted	$0.33	$0.22

Shares used in net income per share – diluted:
Shares used in per share calculation – basic	131,525	132,973
Potentially dilutive equity awards	3,158	2,098
Shares used in per share calculation – diluted	134,683	135,071

Adjusted EBITDA	Three Months Ended
	September 30, 2026	September 30, 2025
GAAP net income	$15,979	$5,611
Adjustments:
Depreciation expense	4,141	3,799
Amortization expense	3,104	1,111
Share-based compensation expense	21,458	21,780
Restructuring and related charges	7,366	371
Litigation charges	963	1,937
System transition costs	2,410	4,925
Other non-recurring costs	3,691	—
Debt refinancing charges	2,109	—
Interest income	(1,192)	(1,197)
Interest expense	3,101	3,653
Provision for income taxes	2,468	2,741
Total adjustments to GAAP net income	49,619	39,120
Adjusted EBITDA	$65,598	$44,731